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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-71730) of Chinawe.com Inc. of our report dated April 15, 2003 which appears on page F-1 of this annual report on Form 10-KSB for the year ended December 31, 2002.

Moores Rowland
Chartered Accountants
Certified Public Accountants

Hong Kong
May 28, 2003